UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 14, 2016

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

90 Pitts Bay Road, Pembroke Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1-441-278-4580

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, Gregg Davis, Chief Financial Officer of James River Group Holdings, Ltd. (the “Company”), announced his intention to retire effective January 2, 2017 (the “Retirement Date”). In connection with Mr. Davis’ impending retirement, the Company, its subsidiary, James River Group Inc. (together with the Company, the “James River Parties”), and Mr. Davis entered into a Separation and Release Agreement (the “Separation Agreement”), dated November 14, 2016.

Under the Separation Agreement, Mr. Davis is entitled to receive (a) a lump sum payment of $50,000 payable in January 2017 and (b) 36 monthly payments in the amount of $30,041.66, with such payments to commence in January 2017. Such payments are contingent upon Mr. Davis’ execution of a release in favor of the James River Parties within 10 business days after the Retirement Date, and Mr. Davis not exercising his right of revocation under the Separation Agreement or the release. The Separation Agreement also provides that Mr. Davis will make himself reasonably available to the James River Parties as needed for a one year period after the Retirement Date to assist in the transition of his duties to other employees; provided, that his obligation shall be for no more than 15 hours a month.

In connection with the approval of the Separation Agreement, the Company’s Board of Directors, upon recommendation of the Compensation Committee, awarded Mr. Davis a 2016 discretionary bonus in the amount of $360,500, which is equivalent to Mr. Davis’ annual salary. The bonus is to be paid no later than March 15, 2017.

The foregoing summary of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1.

The Company has begun a search for a new Chief Financial Officer (“CFO”). In the event that a new CFO is not hired prior to the Retirement Date, Robert P. Myron, the Company’s President and Chief Operating Officer, will act as interim Chief Financial Officer until a new CFO is hired. Mr. Myron, 48 years old, has served as the Company’s President and Chief Operating Officer since September 2014 and has served as a director of the Company since December 2010. Mr. Myron is also an administrator of one of the Company’s Delaware statutory trusts and a director of its U.K. holding company. Mr. Myron served as the Company’s Chief Executive Officer from October 2012 to September 2014, and before that as Chief Financial Officer from June 2010 until September 2012.

Mr. Myron has no familial relationship or any related party interests to the Company required to be disclosed under Items 401(d) and 404(a), respectively, of Regulation S-K

On November 15, 2016, the Company issued a press release announcing Mr. Davis’ retirement, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description

10.1	Separation and Release Agreement, dated November 14, 2016, by and among the Company, James River Group, Inc. and Gregg Davis

99.1	Press Release of the Company dated November 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: November 18, 2016	By:	/s/ Robert P. Myron
	Name:	Robert P. Myron
	Title:	President & Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated November 14, 2016, by and among the Company, James River Group, Inc. and Gregg Davis

99.1	Press Release of the Company dated November 14, 2016